UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2009

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 30, 2009, the Board of Directors of AVX Corporation (the “Company”), approved amendments to the Company’s bylaws which in summary: (i) clarified and addressed in greater detail the requirements for stockholders to nominate directors or present other items of business at an annual meeting, (ii) provided, without reduction of such time periods, that the time periods for stockholders to give notice of nominations or other business at an annual meeting be established by reference to the date of the prior year’s meeting rather than (as previously set forth in the by-laws) prospectively to the date of the current year's meeting, (iii) provided certain additional information required to be set forth in or accompany a stockholder's notice of a director nomination or other items of business to be presented at an annual meeting including, in addition to ownership of stock, any derivative positions held or hedging or other transactions entered into by the stockholder which may affect such stockholder's voting power, and any relationship or arrangement of such stockholder and its affiliates with the nominee or with respect to the business proposed, (iv) clarified the requirements for the conduct of business at special meetings of stockholders and, if applicable, advance notice of nominations by stockholders at special meetings, (v) clarified the procedures in the event of a vacancy on certain Board committees, (vi) clarified the authority of the Company’s Chief Executive Officer to appoint non-executive officers of the Company, and (vii) made other minor clarifying and conforming changes to the bylaws.

The amended bylaws are effective as of March 30, 2009. The summary of changes to the bylaws set forth above does not constitute a complete summary of the changes and is qualified in its entirety by reference to the full text of the bylaws, a copy of which is attached to this report as Exhibit 3.2 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

    (d) Exhibits

Exhibit 3.2  -- Bylaws of AVX Corporation as amended and restated March 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2009

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary